Exhibit 5.1

April 15, 2016

COPsync, Inc. 16415 Addison Road, Suite 300 Addison, Texas 75001

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to COPsync, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Post-Effective Amendment (the “Post-Effective Amendment”) to a registration statement on Form S-1 (as it may be amended and supplemented, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Post-Effective Amendment relates to the offering of up to 3,468,992 shares of the Company’s common stock, $0.0001 par value per share (the “Warrant Shares”), issuable upon the exercise of certain warrants (the “Warrants”) that were issued by the Company on November 18, 2015 and December 17, 2015 and were registered pursuant to the Registration Statement.  The Warrants have been issued under that certain Warrant Agreement dated November 18, 2015 between the Company and Nevada Agency and Transfer Company, as warrant agent (the “Warrant Agreement”), a form of which has been filed as an exhibit to the Registration Statement.

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents. In addition, we have assumed that (a) there will not have occurred, prior to the date of the issuance of the Warrant Shares, (i) any change in law affecting the validity or enforceability of such Warrants or (ii) any amendments to the Warrants and (b) at the time of the issuance and sale of the Warrant Shares, (i) the Company is validly existing and in good standing under the law of the State of Delaware, (ii) the Company has not amended its certificate of incorporation or bylaws and (iii) the board of directors of the Company and any committee thereof has not taken any action to amend, rescind or otherwise reduce its prior authorization of the issuance of the Warrant Shares.

April 15, 2016

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Warrant Shares have been duly and validly authorized for issuance and, when issued and sold by the Company upon valid exercise of the Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Warrant Agreement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited exclusively to the laws of the State of New York, and applicable provisions of the Delaware General Corporation Law, in each case as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients concerning, opinions of the type contained herein.

We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment and the reference to this firm under the caption “Legal Matters” in the Prospectus. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or legal conclusion or other matters of law.

Very truly yours,

/s/ Harter Secrest & Emery, LLP